UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2005

Ashworth, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14547	84-1052000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2765 Loker Avenue West, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	760-438-6610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Ashworth, Inc. (the "Company") announced today that the Board of Directors of the Company (the "Board") appointed Mr. Detlef Adler to serve as a Director on the Company’s Board effective as of January 1, 2006. Mr. Adler will stand for election at the Company’s Annual Meeting of Stockholders scheduled for March 2006. To accommodate the election of Mr. Adler, the Board also adopted a resolution to increase the authorized number of directors on the Board. Section 1 of Article III of the Bylaws of the Company provides that the authorized number of directors of the Company shall be within a range of three to 15 directors, subject to determination by resolution of the Board or by the stockholders of the Company at the annual meeting. The exact number of directors of the Company was increased from six to seven effective as of January 1, 2006.

After the effective date of Mr. Adler’s appointment, the Board will have seven directors comprised of six independent directors (as determined in accordance with NASDAQ’s independence requirements) and one employee director.

There are no arrangements or understandings pursuant to which Mr. Adler was selected as a director of the Company. However, Mr. Adler is the CEO of Seidensticker Group ("Seidensticker"), an international apparel company domiciled in Germany which has a supply arrangement with the Company that will require disclosure pursuant to Item 404 of the Securities and Exchange Commission's Regulation S-K. The amount of business between Seidensticker and Ashworth is approximately $4.5 million a year. This amount has been determined to be well below NASDAQ’s 5% threshold and therefore the Board has determined that Mr. Adler will be an independent member of the Board. The Board is also developing appropriate safeguards to ensure that Mr. Adler’s service as a Director will not lead to conflicts of interests between Seidensticker and the Company. Seidensticker is a beneficial shareholder of approximately 5.4% of the Company’s outstanding common stock at October 31, 2005.

Mr. Adler has been appointed to serve on the Compensation and Human Resources Committee and the Corporate Governance and Nominating Committee.

The press release announcing the appointment of Mr. Detlef Adler to the Board is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

99.1: Press release dated December 20, 2005 announcing the appointment of Mr. Detlef Adler to the Board of Directors of Ashworth, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ashworth, Inc.

December 20, 2005	By:	Peter S. Case

Name: Peter S. Case
Title: EVP and CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 20, 2005 announcing the appointment of Mr. Detlef Adler to the Board of Directors of Ashworth, Inc.